Exhibit 99.1

BARZEL INDUSTRIES INC. RECEIVES NASDAQ DETERMINATION LETTER

Norwood, MA (August 17, 2009) – Barzel Industries Inc. (NASDAQ: TPUT, TPUTW) (“Barzel” or the “Company”) today announced that it had received on August 11, 2009, a determination letter from The Nasdaq Stock Market, Inc. (the “Staff”) notifying the Company that the Staff had determined that the Company did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time as requested in the deficiency letter received from the Staff on July 22, 2009 stating that the Company is not in compliance with Nasdaq Rule 5550(b)(1) for continued listing of its common stock and warrants on the Nasdaq Capital Market.  The Staff requested that, by August 6, 2009, the Company submit a plan to regain compliance with the Rule.  The Company thereafter informed the Staff that it did not intend to submit such a plan.

Accordingly, unless the Company requests an appeal of the determination, trading of the Company’s common stock and warrants on The Nasdaq Capital Market will be suspended by Nasdaq at the opening of business on August 20, 2009 and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market.

Upon delisting from The Nasdaq Capital Market, the Company’s common stock and warrants may become eligible for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) or the Pink Sheets.  Such eligibility requires action by a registered broker-dealer and cannot by accomplished by the Company.  The Company does not expect to devote significant resources to securing such eligibility.  Securities quoted on the OTCBB or the Pink Sheets are not considered to be traded on a national stock exchange.

More About Barzel Industries Inc.

Headquartered in Norwood, Massachusetts, with an operational hub in Mississauga, Ontario, we operate a network of  15 manufacturing, processing and distribution facilities in the United States and Canada. Through an innovative management system that includes close statistical monitoring and analysis of our plant capabilities, we service our customers with speed, quality and reliability.  With a long tradition of quality service, we offer a wide range of metal solutions to a variety of industries, from construction and industrial manufacturing to transportation, infrastructure development and mining.  Our systemic approach has enabled us to become a well-diversified, multi-process provider of value-added services. We believe we are one of only two independent continuous process picklers in Canada.

For additional information on Barzel, visit its website at http://www.barzel.com.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Barzel. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Barzel’s management, are subject to risks and uncertainties (including those described in Barzel’s public filings with the Securities and Exchange Commission), which could cause actual results, events and circumstances to differ materially from the forward-looking statements.  The following factors, among others, could cause actual results, events and circumstances to differ from those set forth in the forward-looking statements: changes in generally accepted accounting principles; failure of Barzel to continue to comply with government regulations; adoption of or changes in legislation or regulatory environments or requirements adversely affecting Barzel’s businesses; changes in the financial stability of major customers of Barzel or in demand for its products and services; the failure to achieve the benefits anticipated from the recently completed transactions; competition; changes in general economic conditions; geopolitical events, and other risks and uncertainties, as well as future decisions by the parties. The information set forth herein should be read in light of such risks.  In some cases, one can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions.  The reader is cautioned not to rely on these forward-looking statements.  Barzel disclaims any obligation to update these forward-looking statements.

Contact:
Barzel Industries Inc.
Karen G. Narwold, Esq.
Vice President, Strategic Counsel
Office: (781) 619-1450
Cell: (917) 207-7924

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